STOCK PURCHASE AGREEMENT

                           Dated as of August 7, 1998

                                 By and Between

                       TANKNOLOGY-NDE INTERNATIONAL, INC.,

                            OUTBOUND SERVICES, INC.,

                                       and

                               THE STOCKHOLDERS OF

                             OUTBOUND SERVICES, INC.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE  I                   ACQUISITION AND TRANSFER OF SHARES
         Section 1.01.       Acquisition and Transfer; Assignment of Intellectual
                             Property Rights.............................................1
         Section 1.02.       Disbursement Agent..........................................1
         Section 1.03.       Cash Payment................................................3
         Section 1.04.       Promissory Note.............................................3
         Section 1.05.       Stock Warrants..............................................3
         Section 1.06.       T-NDE Capital Stock.........................................3
         Section 1.07.       Payment of Debt.............................................3
         Section 1.08.       Future Investment in OSI....................................4
         Section 1.09.       Closing.....................................................4

ARTICLE  II                  REPRESENTATIONS AND WARRANTIES OF EACH
                             STOCKHOLDER
         Section 2.01.       Ownership and Status of OSI Capital Stock...................4
         Section 2.02.       Power of the Stockholder; Approval of the Acquisition.......4
         Section 2.03.       No Conflicts or Litigation..................................5
         Section 2.04.       Preemptive and Other Rights; Waiver.........................5
         Section 2.05.       Control of Related Businesses...............................5

ARTICLE III                  REPRESENTATIONS AND WARRANTIES OF
                             OSI AND THE STOCKHOLDERS
         Section 3.01.       Due Incorporation...........................................6
         Section 3.02.       Qualification...............................................6
         Section 3.03.       Authorization; Enforceability; Absence of Conflicts;
                             Required Consents...........................................6
         Section 3.04.       Charter Documents and Records; No Violation.................7
         Section 3.05.       No Defaults.................................................7
         Section 3.06.       Controlling Affiliates......................................7
         Section 3.07.       Capital Stock of OSI........................................7
         Section 3.08.       Transactions in Capital Stock...............................8
         Section 3.09.       No Bonus Shares.............................................8
         Section 3.10.       Predecessor Status; etc.....................................8
         Section 3.11.       Related Party Agreements....................................8
         Section 3.12.       Litigation..................................................8
         Section 3.13.       Financial Statements; Disclosure............................8
         Section 3.14.       Compliance With Laws........................................9
         Section 3.15.       Certain Environmental Matters..............................10
         Section 3.16.       Liabilities and Obligations................................10
         Section 3.17.       Receivables................................................10
         Section 3.18.       Real Properties............................................11
         Section 3.19.       Other Tangible Assets......................................11
         Section 3.20.       Intellectual Property Rights...............................11
         Section 3.21.       Relations With Governments, etc............................12
         Section 3.22.       Commitments................................................12
         Section 3.23.       Insurance..................................................13
         Section 3.24.       Employee Matters...........................................13
         Section 3.25.       Compliance With ERISA, etc.................................15
         Section 3.26.       Taxes......................................................17
         Section 3.27.       Government Contracts.......................................18
         Section 3.28.       Absence of Changes.........................................18
         Section 3.29.       Bank Relations; Powers of Attorney.........................20
         Section 3.30.       Current Reports............................................20
         Section 3.31.       No Brokers.................................................20
         Section 3.32.       Year 2000 Compliance.......................................20

ARTICLE IV                   REPRESENTATIONS AND WARRANTIES OF T-NDE
         Section 4.01.       Organization; Power........................................21
         Section 4.02.       Authorization; Enforceability; Absence of Conflicts;
                             Required Consents..........................................21
         Section 4.03.       Capital Stock of T-NDE.....................................22
         Section 4.04.       No Litigation..............................................22

ARTICLE V                    CONDITIONS TO CLOSING AND CONSUMMATION
         Section 5.01.       Conditions to the Obligations of Each Party................22
         Section 5.02.       Conditions to the Obligations of the Stockholders..........22
         Section 5.03.       Conditions to the Obligations of T-NDE.....................23

ARTICLE VI                   COVENANTS FOLLOWING THE CLOSING DATE
         Section 6.01.       Preparation and Filing of Tax Returns......................24
         Section 6.02.       Removal of Guaranties......................................25
         Section 6.03.       Undertakings by Certain Stockholders.......................25
         Section 6.04.       Intellectual Property Rights...............................26

ARTICLE VII                  INDEMNIFICATION
         Section 7.01.       Survival of Representations and Warranties.................26
         Section 7.02.       Indemnification of T-NDE Indemnified Parties...............27
         Section 7.03.       Indemnification of Stockholder Indemnified Parties.........27
         Section 7.04.       Conditions of Indemnification..............................28
         Section 7.05.       Remedies Not Exclusive.....................................30
         Section 7.06.       Limitations on Indemnification.............................30
         Section 7.07.       Satisfaction of Indemnity..................................30

ARTICLE VIII                 COMPETITION AND CONFIDENTIALITY
         Section 8.01.       Prohibited Activities......................................31
         Section 8.02.       Damages....................................................32
         Section 8.03.       Reasonable Restraint.......................................33
         Section 8.04.       Severability; Reformation..................................33
         Section 8.05.       Independent Covenant.......................................33
         Section 8.06.       Materiality................................................33
         Section 8.07.       Potentially Competitive Activities.........................33

ARTICLE IX                   DEFINITIONS AND DEFINITIONAL PROVISIONS
         Section 9.01.       Defined Terms..............................................34
         Section 9.02.       Other Defined Terms........................................43
         Section 9.03.       Other Definitional Provisions..............................43
         Section 9.04.       Captions...................................................44

ARTICLE X                    GENERAL PROVISIONS
         Section 10.01.      Brokers and Agents.........................................44
         Section 10.02.      Assignment; No Third Party Beneficiaries...................44
         Section 10.03.      Entire Agreement; Amendment; Waivers.......................44
         Section 10.04.      Expenses...................................................45
         Section 10.05.      Notices....................................................45
         Section 10.06.      Governing Law..............................................46
         Section 10.07.      Exercise of Rights and Remedies............................46
         Section 10.08.      Time.......................................................46
         Section 10.09.      Reformation and Severability...............................46
         Section 10.10.      Remedies Cumulative........................................46
         Section 10.11.      Release....................................................47
         Section 10.12.      Arbitration................................................47
         Section 10.13.      Counterpart Execution; Facsimiles..........................48

                                                     SCHEDULES

Schedule 1.04          Form of Promissory Note and Allocation of Cash Payment
Schedule 1.05-1        Stockholders Receiving Warrants
Schedule 1.05          Form of Warrant Agreement
Schedule 1.06          Stockholders Receiving T-NDE Common Stock
Schedule 2.01          Ownership and Status of OSI Capital Stock
Schedule 2.06          Control of Related Businesses
Schedule 3.02          Jurisdictions in which OSI is authorized or qualified to
                         do business
Schedule 3.06          Controlling Affiliates
Schedule 3.07          Capital Stock of OSI
Schedule 3.08          Transactions in Capital Stock
Schedule 3.09          No Bonus Shares
Schedule 3.10          Predecessor Status; etc.
Schedule 3.11          Related Party Agreements
Schedule 3.12          Litigation
Schedule 3.14          Compliance With Laws
Schedule 3.15          Certain Environmental Matters
Schedule 3.16          Liabilities and Obligations
Schedule 3.17          Receivables
Schedule 3.18          Real Properties
Schedule 3.19          Other Tangible Assets
Schedule 3.20          Proprietary Rights
Schedule 3.22          Commitments
Schedule 3.23          Insurance
Schedule 3.24          Employee Matters
Schedule 3.25          Multiemployer Plans
Schedule 3.26          Taxes
Schedule 3.28          Absence of Changes
Schedule 3.29          Bank Relations; Powers of Attorney
Schedule 6.03          List of Guaranties made by James W. Law
Schedule 7.01          Indemnified Representations and Warranties of OSI Which
                         do not Expire

                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of _______, 1998, by and among the parties designated on the signature page hereto as Sellers (hereinafter referred to individually as a "Stockholder" and collectively as "Stockholders"), being the owners of all of the outstanding common stock of OUTBOUND SERVICES, INC., a California corporation (hereinafter referred to as "OSI"), and TANKNOLOGY-NDE INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "T-NDE");

                                    RECITALS

               WHEREAS, Stockholders own 142,423 shares (the "Shares") of OSI common stock, no par value (the "Common Stock"), constituting all of the issued and outstanding Shares of Common Stock; and

               WHEREAS, T-NDE desires to acquire the Shares and Stockholders desire to sell the Shares to T-NDE in accordance with the terms and subject to the conditions of this Agreement;

               NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants,
agreements, representations and warranties set forth in this Agreement, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                       ACQUISITION AND TRANSFER OF SHARES

               At the Closing and subject to the terms and conditions of this Agreement, the parties hereto shall cause the following events to occur:

               Section 1.01. Acquisition and Transfer; Assignment of Intellectual Property Rights. Stockholders shall convey, assign, transfer and deliver to T-NDE all of the Shares, represented by the appropriate stock certificates duly endorsed for transfer, free and clear of all liens, claims, encumbrances, restrictions, legends or other impediments to the complete, full and unfettered transfer of ownership thereof. Each Stockholder hereby assigns, and if at this time is not able to assign, agrees to assign, to OSI all right, title, and interest, throughout the world, in and to all Intellectual Property it has developed, conceived, or created for use by OSI.

               Section 1.02. Disbursement Agent. There shall be a Disbursement Agent whose purpose is to facilitate the distribution among the Stockholders of the Acquisition Consideration delivered by T-NDE under the Acquisition Agreements, and to facilitate the efficient communication between T-NDE and the Stockholders thereunder. The Stockholders entitled to receive at least 80% of the Acquisition Consideration shall appoint one Stockholder to serve as the Disbursement Agent, who can only be substituted by a similar vote of the Stockholders, upon written notice to T-NDE.

               The undersigned Stockholders hereby appoint Stockholder James W. Law as the Disbursement Agent.

               (a) Attorney-in-fact; Scope of Authority. The Stockholders hereby appoint the Disbursement Agent, or any substitute Disbursement Agent, as the true and lawful attorney-in-fact for Stockholders. In his capacity as attorney-in-fact, the Disbursement Agent shall have the authority to do and perform any act whatsoever necessary or desirable to be done in connection with all matters relating to the Acquisition Agreements, the undersigned Stockholders hereby ratifying and approving the acts of said attorney-in-fact, and the signature of said attorney-in-fact shall constitute the act of any or all Stockholders. Specifically, but not by way of limitation, the Disbursement Agent shall have the following powers:

               (i) to take  delivery of the  Promissory  Note as provided for in
     Section 1.04 and to act as holder thereof, receiving principal and interest payments thereunder on behalf of Stockholders, in accordance with the terms of this Agreement and the Promissory Note;

               (ii) to take delivery of all notices and correspondence as provided for or arising out of the Acquisition Agreements;

               (iii) to act on behalf of the Stockholders to amend, modify, waive, or release any of the terms or provisions of the Acquisition Agreements as the Disbursement Agent deems appropriate, any such amendment, modification, waiver or release executed or granted by the Disbursement Agent to be binding upon and enforceable against all Stockholders to the same extent as if such amendment, modification, waiver or release had been executed by such Stockholder.

               (b) Duties of the Disbursement Agent. In fulfillment of his duties, the Disbursement Agent shall:

               (i) take  delivery  of the  Promissory  Note as  provided  for in
     Section 1.04 and to act as holder thereof on behalf of Stockholders, taking delivery of principal and interest payments thereunder and distributing such payments among the Stockholders pro rata according to each
     Stockholder's respective percentage ownership of OSI Capital Stock as indicated by Schedule 2.01 to this Agreement and to enter into any subordination or inter-creditor agreements on behalf of the Stockholders necessary to effectuate the Promissory Note;

               (ii) take delivery or receive all Notices and correspondence provided for or arising out of the Transaction Documents and deliver such notices and correspondence to Stockholders.

               (c) Delivery to Disbursement Agent. Delivery by T-NDE to the Disbursement Agent of the Promissory Note and payments thereunder, and any notice or correspondence as provided for or arising out of the Acquisition Agreements shall be deemed to constitute delivery to the Stockholders as required by the Acquisition Agreements as of the date of delivery to the Disbursement Agent.

               (d) Fulfillment of Duties. The Disbursement Agent shall be an attorney-in-fact for, and on behalf of, the Stockholders only, and not an agent or representative of T-NDE. Delivery of Promissory Note and payments thereunder, and notices by T-NDE to the Disbursement Agent shall fully satisfy the delivery obligations of T-NDE under the Acquisition Agreements and T-NDE shall not be responsible for, and Stockholders shall have no recourse to T-NDE in respect of, the fulfillment or non-fulfillment of the duties of the Disbursement Agent, with respect to any matter hereunder, including, without limitation, any Promissory Note payment or notice delivered to the Disbursement Agent.

               (e) Liability. The Disbursement Agent shall not be liable to any Stockholder for any act or failure to act, unless the act or failure to act constituted willful misconduct, gross negligence, bad faith, or fraud.

               (f) Compensation. The Disbursement Agent shall not receive any compensation for services as Disbursement Agent, but shall receive reimbursement for expenses incurred in performing those services.

               Section 1.03. Cash Payment. In partial consideration for the Shares transferred pursuant to Section 1.01, T-NDE shall pay the Stockholders within two (2) days of Closing an aggregate of $700,000 in cash (the "Cash Payment"), to be distributed among the Stockholders pro rata according to each Stockholder's respective percentage of ownership of OSI Capital Stock as indicated by Schedule 2.01 to this Agreement.

               Section 1.04. Promissory Note. In partial consideration for the Shares transferred pursuant to Section 1.01, T-NDE shall deliver to the Disbursement Agent at Closing, a promissory note validly executed by T-NDE in the form set forth in Schedule 1.04 (the "Promissory Note"). The Promissory Note shall be in the aggregate principal amount of $750,000, payable in accordance with the terms therein.

               Section 1.05. Stock Warrants. In partial consideration for the Shares transferred pursuant to Section 1.01, T-NDE shall deliver to the Stockholders within two (2) days of Closing, stock warrants (the "Stock Warrants") for the purchase of 500,000 shares of common stock of T-NDE ("T-NDE Common Stock"), to be distributed among the Stockholders in the amounts set forth opposite each Stockholder's name in Schedule 1.05-1 upon the terms set forth in the Warrant Agreement, in the form set forth in Schedule 1.05-2.

               Section 1.06. T-NDE Capital Stock. In partial consideration for the Shares transferred pursuant to Section 1.01, T-NDE shall deliver to the Stockholders within two (2) days of Closing, stock certificates for 250,000 shares of T-NDE Common Stock, to be distributed among the Stockholders in the amounts set forth opposite each Stockholder's name in Schedule 1.06.

               Section 1.07. Payment of Debt. (a) T-NDE shall either guarantee or advance funds to OSI for OSI to pay, as of the Closing (or when due) certain Indebtedness of OSI in an amount not to exceed $335,000. The Indebtedness comprises the following:

              Convertible Debentures...............................$  60,000.00
              Loan Payable to G Hirs.................................184,064.00
              Accrued Salary to James W. Law........................  37,956.43
              Line of Credit (Monarch Bank).........................  30,000.00
              Accounts Payable listed in Schedule 1.07..............  11,590.82
              [Other Obligations]       ............................  11,388.75

               (b) The TNDE loan of $65,000 to OSI shall be forgiven and treated as if paid in capital.

               (c) The amount for Accrued Salary to James W. Law of $37,956.43 set out above is calculated as follows: Net of Accrued Salary of $145,000 less Stockholder Advance of $74,043.57 less amounts due on exercise of options ($33,000). Mr. Law hereby agrees that such amounts may be so netted and that upon payment of $37,956.43, all amounts due to him from OSI for Accrued Salary shall be satisfied.

               Section 1.08. Future Investment in OSI. T-NDE shall invest at least $500,000 in additional working capital in OSI payable at not less than $83,000 at the beginning of each quarter, commencing with the Closing with a final payment in an amount that together with prior payments equals at least $500,000.

               Section   1.09.   Closing.   The  closing  of  the   transactions
contemplated hereunder (the "Closing") shall take place by exchange of documents on ________________, 19___ (the "Closing Date").

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

               Each of the Stockholders represents and warrants to T-NDE that, as applied solely to himself, all the following representations and warranties in this Article II are as of the date of this Agreement, true and correct:

               Section 2.01. Ownership and Status of OSI Capital Stock. The Stockholder is the record and beneficial owner or the legal owner of the number of shares of OSI Capital Stock set forth opposite the Stockholder's name in
Schedule 2.01, free and clear of all Liens, except for the Liens.

               Section 2.02. Power of the Stockholder; Approval of the Acquisition. The Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Stockholder is a party or causes the execution and performance of Transaction Documents signed by the Disbursement Agent, and to perform the Stockholder's obligations under this Agreement and under all other Transaction Documents to which the Stockholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in and delivered by the Disbursement Agent or by the Stockholder, will constitute, the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

               Section 2.03. No Conflicts or Litigation. The execution, delivery and performance in accordance with their respective terms by the Stockholder of this Agreement and the other Transaction Documents to which the Stockholder is a party, or which the Disbursement Agent is a party on behalf of the Stockholder do not and will not (a) violate or conflict with any Governmental Requirement,
(b) breach or constitute a default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or any of the Shares owned by the Stockholder is bound, (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of the Shares owned by the Stockholder (or upon any assets, revenues, income or profits of the Stockholder therefrom) or (d) if the Stockholder is an Entity, violate the Stockholder's Charter Documents. No Litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Stockholder's obligations under any Transaction Document or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Stockholder of the transactions contemplated by this Agreement to be consummated by the Stockholder or (ii) damages in connection with consummation by the Stockholder or by the Disbursement Agent on behalf of the Stockholder of the transactions contemplated by this Agreement.

               Section 2.04. Preemptive and Other Rights; Waiver. Except for the right of the Stockholder to acquire T-NDE Common Stock pursuant to Sections 1.05 and 1.06, the Stockholder either (a) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of OSI Capital Stock or T-NDE Common Stock or (b) hereby irrevocably waives each right of that type the Stockholder does own or otherwise has.

               Section 2.05. Control of Related Businesses. Except as set forth in Schedule 2.06, the Stockholder is not, alone or with one or more other Persons, the Controlling Affiliate of any Entity, business or trade (other than OSI if the Stockholder is an Affiliate of OSI) that (a) is engaged in any line of business which is the same as or similar to any line of business in which OSI is engaged or (b) is, or has within the three-year period ending on the date of this Agreement, engaged in any transaction with OSI, except for transactions in the ordinary course of business of OSI.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                            OSI AND THE STOCKHOLDERS

               OSI and each Stockholder jointly and severally represent and warrant to, and agree with, T-NDE that all the following representations and warranties in this Article III are as of the date of this Agreement, true and correct:

               Section 3.01. Due Incorporation. OSI (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, (b) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted and (c) is duly qualified and in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect.

               Section 3.02. Qualification. Schedule 3.02 lists all the jurisdictions in which OSI is authorized or qualified to own or lease and to operate its properties or to carry on its business as now conducted, and OSI does not own, lease or operate any properties, or carry on its business, in any jurisdiction not listed in Schedule 3.02 which is Material to OSI.

               Section 3.03. Authorization; Enforceability; Absence of Conflicts; Required Consents. (a) The execution, delivery and performance by OSI of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate or other power under its Charter Documents and the applicable Governmental Requirements of the State of California and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and those Governmental Requirements.

               (b) This Agreement has been, and each of the other Transaction Documents to which OSI is a party, concurrently executed and delivered to T-NDE, will have been, duly executed and delivered by OSI and is, or when so executed and delivered will be, the legal, valid and binding obligation of OSI, enforceable against OSI in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

               (c) The execution, delivery and performance in accordance with their respective terms by OSI, the Disbursement Agent or the Stockholders of the Transaction Documents to which they are party have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of OSI (B) any Governmental Requirement applicable to OSI (C) any Material Agreement of OSI,

(ii) result in the acceleration or mandatory prepayment of any Indebtedness or any Guaranty of OSI or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require OSI to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of OSI (or upon any revenues, income or profits of OSI) or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by OSI at the date hereof and necessary for the ownership or lease or the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

               (d) No Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by OSI or the Stockholders for the execution, delivery or performance by OSI or the Stockholders of the Transaction Documents to which they are party, the enforcement against OSI of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

               Section 3.04. Charter Documents and Records; No Violation. The Stockholders have caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of OSI to be delivered or otherwise made available to T-NDE. No breach or violation of any Charter Document of OSI has occurred and is continuing.

               Section 3.05. No Defaults. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which
(a) entitles any holder of any outstanding Indebtedness or any Guaranty of OSI, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that Indebtedness or Guaranty, or affords that holder or its representative, or any beneficiary of that Guaranty, the right to require OSI to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform that Guaranty in whole or in part, (b) entitles any Person to obtain any Lien (other than a Permitted Lien) upon any properties or assets owned by OSI (or upon any revenues, income or profits of OSI therefrom) or (c) constitutes a violation or breach of, or a default under, any Material Agreement of OSI by OSI.

               Section  3.06.  Controlling  Affiliates.  Except  as set forth in
Schedule 3.06, OSI does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock or any option, warrant or right to acquire Capital Stock of any Entity.

               Section 3.07. Capital Stock of OSI. Schedule 3.07 sets forth, by each class and by each series within each class, the total number of shares of authorized OSI Capital Stock and the total number of such shares that have been issued and are now outstanding. Except as set forth in Schedule 3.07: (a) no shares of OSI Capital Stock are held by OSI as treasury shares; and (b) no outstanding options, warrants or rights to acquire Capital Stock of OSI exist. All the issued and outstanding Capital Stock of OSI (a) have been duly authorized and validly issued in accordance with the applicable Governmental

Requirements of the State of California and Charter Documents and (b) are fully paid and nonassessable. OSI has not issued or sold any of its outstanding Capital Stock in breach or violation of (a) any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person or (b) the terms of any options, warrants or rights to acquire its Capital Stock which then were outstanding. No Person has, otherwise than solely by reason of that Person's right, if any, to vote shares of the Capital Stock of OSI it holds, any right to vote on any matter with the holders of Capital Stock of OSI.

               Section 3.08. Transactions in Capital Stock. Except as set forth in Schedule 3.08, (a) OSI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (b) no transaction has been effected, and no action in contemplation of the transactions described in this Agreement has been taken, respecting the equity ownership of OSI.

               Section 3.09. No Bonus Shares. Except as set forth in Schedule 3.09, no outstanding OSI Capital Stock was issued for less than the fair market value thereof at the time of issuance or was issued in exchange for any consideration other than cash.

               Section 3.10. Predecessor Status; etc. Schedule 3.10 lists all the legal and assumed names of all predecessor companies for the past five years of OSI, including the names of any Entities from which OSI previously acquired material assets. Except as disclosed in Schedule 3.10, OSI has not been a Subsidiary or division of another corporation or a part of an acquisition that later was rescinded.

               Section 3.11. Related Party Agreements. Schedule 3.11 sets forth all Related Party Agreements in effect on the date hereof (the "Retained Related Party Agreements"). The terms and conditions of each of the Retained Related Party Agreements are no less favorable to OSI than OSI reasonably could have expected to obtain in an arm's-length transaction with a Person other than an Affiliate of OSI, the rentals provided for in the Retained Related Party Agreements constituting leases of property to OSI do not and will not exceed fair market rentals of the properties being rented or leased under those Retained Related Party Agreements and the payments provided to be made by OSI in the other Retained Related Party Agreements do not exceed the fair market value of the goods or other property provided to or the services performed for OSI.

               Section 3.12. Litigation. Except as disclosed in Schedule 3.12, no Litigation is pending or, to the knowledge of OSI or any Stockholder, threatened to which OSI is or may become a party.

               Section 3.13. Financial Statements; Disclosure. (a) Financial Statements. (i) The Financial Statements (including in each case the related schedules and notes, if any) attached hereto as Schedule 3.13, which have been prepared by Castillo & Ebenhoch, a California accountant corporation, and in accordance with the GAAP, except as set forth in the notes attached to such

Financial Statements, present fairly, in all material respects, the financial position of OSI at the respective dates of the balance sheets included therein and the results of operations and cash flows of OSI for the respective periods set forth therein (subject, in the case of interim financial statements, to normal and recurring year-end adjustments and the absence of footnote disclosure). As of the date of any balance sheet included in the Financial Statements delivered to T-NDE, OSI did not have any outstanding Indebtedness to any Person or any liabilities of any kind (including contingent obligations, tax assessments or unusual forward or long-term commitments), or any unrealized or anticipated loss, which in the aggregate then were Material to OSI or required to be reflected in those Financial Statements or in the notes thereto in accordance with GAAP which were not so reflected.

               (ii) Since the Current Balance Sheet Date, no changes have occurred in the business, operations, properties or assets, liabilities, condition (financial or other) or results of operations of OSI that could reasonably be expected in the aggregate to have a Material Adverse Effect.

               (b) Disclosure. As of the date hereof, all Information that has been made available to T-NDE by or on behalf of OSI prior to the date of this Agreement in connection with the transactions contemplated hereby is, taken together, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which those statements were made.

               Section 3.14.  Compliance  With Laws.  (a) Except as disclosed in
Schedule 3.14, (i) OSI possesses, or, if required by the applicable Environmental Laws (including those relating to the maintenance, repair or servicing of appliances, equipment or other products containing chlorofluorocarbons or hydrochlorofluorocarbons), one or more of its employees as required by those Environmental Laws possesses, all necessary master licenses and similar Governmental Approvals required for the conduct of its business; and
(ii) OSI and such one or more of its employees are in compliance in all material respects with the terms and conditions of all Governmental Approvals necessary for the ownership or lease and the operation of its properties (including all the facilities and sites it owns or holds under any lease) and the carrying on of its business as now conducted. Schedule 3.14 discloses all the Governmental Approvals so possessed. All the Governmental Approvals so listed are valid and in full force and effect and, except as disclosed in Schedule 3.14, OSI has not received, nor to the knowledge of any Stockholder, has any employee of either received, any notice from any Governmental Authority of its intention to cancel, terminate or not renew any of those Governmental Approvals.

               (b) Except as disclosed in Schedule 3.14, OSI (i) has been, continues to be, and will be following the closing in compliance in all material respects with all Governmental Requirements applicable to it or any of its presently or previously owned or operated properties (including all the facilities and sites now or previously owned or held by it under any lease), businesses or operations, including all applicable Governmental Requirements under ERISA and Environmental Laws; and (ii)(A) OSI has not received, nor to the knowledge of OSI has any employee received, any notice from any Governmental Authority which asserts, or raises the possibility of assertion of, any noncompliance with any of those Governmental Requirements and (B) to the knowledge of OSI and the Stockholders, no condition or state of facts exists which would provide a valid basis for any such assertion.

               Section 3.15. Certain Environmental Matters. Except as disclosed in Schedule 3.15, (a) OSI has complied in all material respects, and remains in compliance in all material respects, with the provisions of all Environmental Laws applicable to OSI or any of its presently owned or operated facilities, sites or other properties, businesses and operations and which relate to the reporting by OSI of all sites presently owned or operated by OSI where Solid Wastes, Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (b) no release (as defined in those Environmental Laws) at, from, in or on any site owned or operated by OSI has occurred which, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) OSI (or any agent or contractor of OSI) has not transported or arranged for the transportation of any solid wastes, hazardous wastes or hazardous substances to, as such terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 and the Resource Conservation and Recovery Act of 1976, or disposed or arranged for the disposition thereof, any off-site location that could lead to any claim against OSI, T-NDE or any Subsidiary of T-NDE, as a potentially responsible party or otherwise, for any clean-up costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; and (d) no storage tanks exist on or under any of the properties owned or operated by OSI from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have been released into the surrounding environment. OSI has provided T-NDE with copies (or if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of OSI respecting any facility, site or other property presently owned or operated by OSI.

               Section 3.16. Liabilities and Obligations. Schedule 3.16 lists all present liabilities, of every kind, character and description and whether accrued, absolute, fixed, contingent or otherwise, of OSI which (a) exceed or reasonably could be expected to exceed $10,000 and (b) (i) had been incurred prior to the Current Balance Sheet Date, but are not reflected on the Current Balance Sheet, or (ii) were incurred after the Current Balance Sheet Date otherwise than in the ordinary course of business and consistent with past practice. Schedule 3.16 also lists and describes each of OSI's outstanding secured and unsecured Guaranties not constituting its Indebtedness and, for each of those Guaranties, whether any Stockholder or Related Person or Affiliate of any Stockholder is a Person whose obligation is covered by that Guaranty, and if that item is secured by any property or asset of OSI, the nature of that security.

               Section 3.17. Receivables. Except as set forth in Schedule 3.17, all the accounts and notes or other advances receivable of OSI reflected on the Current Balance Sheet were collected, or are valid and enforceable claims arising in the ordinary course of business and, to the knowledge of OSI, are collectible, in the respective amounts so reflected, net of the reserves, if any, reflected in the Current Balance Sheet.

               Section 3.18. Real Properties. (a) Schedule 3.18 lists and correctly describes in all material respects: (i) all real properties owned by OSI and, for each of those properties, the address thereof and the use thereof in the business of OSI, and (ii) all real properties of which OSI is the lessee and, for each of those properties, the address thereof and the lease (including its expiration date and any renewal options) relating thereto.

               (b) OSI has provided T-NDE with true, complete and correct copies of all title reports and insurance policies owned or in the possession of OSI and relating to any of the real properties listed as being owned in Schedule
3.18. Except as set forth in Schedule 3.18 or those reports and policies, and except for Permitted Liens, OSI owns in fee, and has good, valid and marketable title to, free and clear of all Liens, each property listed in Schedule 3.18 as being owned.

               (c) OSI has provided T-NDE with true, correct and complete copies of all leases under which OSI is leasing each of the properties listed in
Schedule 3.18 as being leased and, except as set forth in Schedule 3.18, (i) each of those leases is, to the knowledge of OSI, valid and binding on the lessor party thereto, and (ii) the lessee party thereto has not sublet any of the leased space to any Person other than OSI.

               (d) The fixed assets of OSI are affixed only to one or more of the real properties listed in Schedule 3.18 and, except as set forth in Schedule 3.18, are maintained in accordance with reasonable commercial operating practices and adequate for the purposes for which they presently are being used or held for use, ordinary wear and tear excepted.

               Section 3.19. Other Tangible Assets. (a) Schedule 3.19 discloses all leases, including capital leases, that are Material to OSI under which OSI is leasing its property, plant and equipment and other tangible assets other than real properties. Except as set forth in Schedule 3.19, (i) each of those leases is, to the knowledge of OSI, valid and binding on the lessor party thereto and (ii) the lessee party thereto has not sublet any of the leased property to any Person other than OSI.

               (b) Except as set forth in Schedule 3.19, all the property, plant and equipment of OSI are in good working order and condition, ordinary wear and tear excepted, and adequate for the purposes for which they presently are being used or held for use.

               (c) In each case, free and clear of all Liens except for Permitted Liens and as set forth in Schedule 3.19, OSI has good and valid title to, or holds under a lease valid and binding on the lessor party thereto, all its tangible personal properties and assets (including its property, plant and equipment) that individually is or in the aggregate are Material to OSI.

               Section 3.20. Intellectual Property Rights. Except as set forth in Schedule 3.20, OSI owns, free and clear of all Liens, or has the legal right to use all Intellectual Property Rights that are necessary to the conduct of its business as now conducted, in each case free, to their knowledge, of any claims or infringements. Schedule 3.20 (a) lists these Intellectual Property Rights,
(b) indicates the Intellectual Property Rights owned by OSI and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed, and (c) lists any and all Persons that, to the knowledge of OSI or the Stockholders, have, at any time, had any claim whatsoever to any right, title or interest in Intellectual Property. No consent of any Person will be required for the use of any of these Intellectual Property Rights by T-NDE following Closing and no governmental registration of any of these Intellectual Property Rights has lapsed or expired or been canceled, abandoned, opposed or the subject of any reexamination request. OSI has obtained any and all applications, assignments, documents, and other instruments from all Persons having any rights or interest in the Intellectual Property necessary to protect all rights, title, and interest in or to such Intellectual Property, including an assignment by any and all Persons listed in Schedule 3.20(c) of all Intellectual Property Rights of such person, in the form set forth at Schedule 5.03-6 (the "Intellectual Property Assignment").

               Section 3.21. Relations With Governments, etc. OSI has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office which would cause OSI to be in violation of the Foreign Corrupt Practices Act of 1977 or any Governmental Requirement to a similar effect.

               Section 3.22. Commitments. Schedule 3.22 sets forth a complete list of each of the following whether written or oral to which OSI is a party or by which any of its properties is bound and which presently remains executory in whole or in any part:

               (a) each partnership, joint venture or cost-sharing agreement;

               (b) each guaranty or suretyship, indemnification or contribution agreement or performance bond;

               (c) each instrument, agreement or other obligation evidencing or relating to Indebtedness of OSI or to money lent or to be lent to another Person, which together with other such instruments, evidence Indebtedness of more than $25,000 in the aggregate;

               (d) each contract to purchase or sell real property;

               (e) each agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $25,000 in the aggregate and which is not terminable without penalty and on no more than 30 days' prior notice;

               (f) each agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $25,000 in the aggregate;

               (g) each contract containing any noncompetition covenant;

               (h) each agreement providing for the purchase from a supplier of all or substantially all the requirements of OSI of a particular product or service; and

               (i) each other agreement or commitment not made in the ordinary course of business that is Material to OSI.

True, correct and complete copies of all written items listed above, and true, correct and complete written descriptions of all oral items listed above, have heretofore been delivered or made available to T-NDE. Except as set forth in
Schedule 3.22: (a) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default by OSI or, to the knowledge of OSI or any Stockholder, any other party thereto, under any of the items listed above which are Material to OSI; and (b) no penalties have been incurred, nor are amendments pending, with respect to the items listed above which are Material to OSI. The items listed above are in full force and effect and are valid and enforceable obligations of OSI and, to the knowledge of OSI or any Stockholder, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the knowledge of OSI or any Stockholder, may be made by any party thereto (other than by OSI), nor has OSI waived any rights thereunder.

               Section 3.23. Insurance. Schedule 3.23 sets forth a list of all insurance policies carried by OSI. OSI has previously provided T-NDE with: (a) a complete list of all insurance loss runs and worker's compensation claims received for the most recently ended three policy years; and (b) true, complete and correct copies of all insurance policies carried by OSI which are in effect, all of which (i) have been issued by insurers of recognized responsibility and
(ii) currently are, and will remain without interruption through Closing, in full force and effect. Except as set forth in Schedule 3.23: (a) no insurance carried by OSI has been canceled by the insurer during the past five years, and OSI has not been denied coverage during the past ten years; and (b) OSI has not received any notice or other communication from any issuer of any such insurance policy of any material increase in any deductibles, retained amounts or the premiums payable thereunder, and, to the knowledge of OSI and the Stockholders, no such increase in deductibles, retainages or premiums is threatened.

               Section 3.24. Employee Matters.  (a) Cash Compensation.  Schedule
3.24 sets forth a complete written list of the names, titles and rates of annual cash compensation, at the Current Balance Sheet Date and at the date hereof (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other cash compensation, respectively) of all key employees, nonemployee officers, nonemployee directors and key consultants and independent contractors of OSI who receive annualized cash compensation of greater than $100,000.

               (b) Employment Agreements. Schedule 3.24 lists all Employment Agreements remaining executory in whole or in part on the date hereof or to become effective after the date hereof, and OSI has provided T-NDE with true, complete and correct copies of all those Employment Agreements. OSI is not a party to any oral Employment Agreement.

               (c) Other Compensation Plans. Schedule 3.24 lists all Other Compensation Plans either remaining executory on the date hereof or to become effective after the date hereof. OSI has provided T-NDE with a true, correct and complete copy of each of those Other Compensation Plans that is in writing and an accurate written description of each of those Other Compensation Plans that is not written. Except as set forth in Schedule 3.24, each of the Other Compensation Plans, including each that is a Welfare Plan, may be unilaterally amended or terminated by OSI without liability to OSI, except as to benefits accrued thereunder prior to that amendment or termination.

               (d) ERISA Benefit Plans. Schedule 3.24 (i) lists (A) each ERISA Pension Benefit Plan (1) the funding requirements of which (under Section 301 of ERISA or Section 412 of the Code) are, or at any time during the six-year period ending on the date hereof were, in whole or in part, the responsibility of OSI or (2) respecting which OSI is, or at any time during that period was, a "contributing sponsor" or an "employer" as defined in Sections 4001(a)(13) and 3(5), respectively, of ERISA (each plan described in this clause (A) being a "Company ERISA Pension Plan"), (B) each other ERISA Pension Benefit Plan respecting which an ERISA Affiliate is, or at any time during that period was, such a "contributing sponsor" or "employer" (each plan described in this clause
(B) being an "ERISA Affiliate Pension Plan") and (C) each other ERISA Employee Benefit Plan that is being, or at any time during that period was, sponsored, maintained or contributed to by OSI (each plan described in this clause (C) and each Company ERISA Pension Plan being a "Company ERISA Benefit Plan"), (ii) states the termination date of each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan that has been terminated and (iii) identifies for each ERISA Affiliate Pension Plan the relevant ERISA Affiliates. OSI has provided T-NDE with (i) true, complete and correct copies of (A) each Company ERISA Benefit Plan and ERISA Affiliate Pension Plan, (B) each trust agreement related thereto and (C) all amendments to those plans and trust agreements. Except as set forth in Schedule 3.24, (i) OSI is not, nor at any time during the six-year period ended on the date hereof was, a member of any ERISA Group that currently includes, or included when OSI was a member, among its members any Person other than OSI and (ii) no Person is an ERISA Affiliate of OSI.

               (e) Employee Policies and Procedures. Schedule 3.24 lists all Employee Policies and Procedures. OSI has provided T-NDE with a copy of all written Employee Policies and Procedures and a written description of all Material unwritten Employee Policies and Procedures.

               (f) Unwritten Amendments. Except as described in Schedule 3.24, no Material unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the Employment Agreements, Other Compensation Plans or Employee Policies and Procedures.

               (g) Labor Compliance. OSI has been and is in compliance in all material respects with all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and OSI is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. OSI has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as set forth in Schedule 3.24, there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of OSI or any Stockholder, threatened against OSI before any Governmental Authority (nor, to the knowledge of OSI or any Stockholder, does any valid basis therefor exist) or (ii) existing or, to the knowledge of OSI or any Stockholder, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting OSI (nor, to the knowledge of OSI or any Stockholder, does any valid basis therefor exist).

               (h) Unions. Except as set forth in Schedule 3.24, (i) neither OSI nor any ERISA Affiliate has ever been a party to any agreement with any union, labor organization or collective bargaining unit, (ii) no employees of OSI are represented by any union, labor organization or collective bargaining unit and
(iii) to the knowledge of OSI or any Stockholder, none of the employees of OSI have threatened to organize or join a union, labor organization or collective bargaining unit.

               (i) Change of Control Benefits. Except as set forth in Schedule 3.24, OSI is not a party to any agreement, nor has it established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person employed by or performing services for OSI which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any parachute payment under Section 280G of the Code.

               (j) Retirees. OSI does not have any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable parallel provisions of ERISA.

               Section 3.25. Compliance With ERISA, etc. (a) Compliance. Each of OSI's ERISA Benefit Plans and Other Compensation Plans (each, a "Plan") (i) is in substantial compliance with all applicable provisions of ERISA, as well as with all other applicable Governmental Requirements, and (ii) has been administered, operated and managed in accordance with its governing documents.

               (b)  Qualification.  All Plans that are intended to qualify under
Section 401(a) of the Code (the "Qualified Plans") are so qualified and have been determined by the IRS to be so qualified (or application for determination letters have been timely submitted to the IRS). OSI has provided T-NDE with true, complete and correct copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each such Qualified Plan and most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of these Qualified Plans has not expired and will not expire within 120 days after Closing. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries have been timely filed or distributed.

               (c) No Prohibited Transactions, etc. None of the Stockholders, any Plan or OSI has engaged in any Prohibited Transaction. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(a) of ERISA, and no circumstances exist pursuant to which OSI could have any direct or indirect liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Plan now or hereafter maintained or contributed to by OSI or any of its ERISA Affiliates. Further:

               (i) there have been no terminations, partial terminations or discontinuances of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

               (ii) no Termination Event has occurred;

               (iii) no Reportable Event has occurred with respect to any Plan which was not properly reported;

               (iv) the valuation of assets of any Qualified Plan, as of Closing, shall equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under that plan in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans;

               (v) with respect to Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(l) or 609 of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA" or qualified medical child support orders), OSI and the Stockholders have complied in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements imposed thereunder as and when applicable to those plans, and OSI has not incurred (nor will it incur) any direct or indirect liability or is (or will be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by OSI or any Stockholder, at any time prior to Closing, to comply with any such federal or state benefit continuation or coverage requirement, which is capable of being assessed or asserted before or after Closing directly or indirectly against OSI, any Stockholder, T-NDE or any Subsidiary of T-NDE with respect to any of those group health plans;

               (vi) the Financial Statements as of the Current Balance Sheet Date reflect the approximate total pension, medical and other benefit liability for all Plans, and no material funding changes or irregularities are reflected thereon which would cause those Financial Statements to be not representative of prior periods; and

               (vii) OSI has not incurred liability under Section 4062 of ERISA.

               (d) Multiemployer Plans. Except as set forth in Schedule 3.25, neither OSI nor any ERISA Affiliate of OSI is, or at any time during the six-year period ended on the date hereof was, obligated to contribute to a Multiemployer Plan. Neither OSI nor any ERISA Affiliate of OSI has made a complete or partial withdrawal from a Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA. Schedule 3.25 lists for each Multiemployer Plan on such Schedule OSI's best estimate of the amount of withdrawal liability that would be incurred if OSI and each of its ERISA Affiliates were to make a complete withdrawal from such Multiemployer Plan as of the Closing Date. Except as set forth in Schedule 3.25, the aggregate amount of such withdrawal liability if OSI and each of its ERISA Affiliates were to make a complete withdrawal from each such Multiemployer Plan would not exceed $25,000.

               (e) Claims and Litigation. Except as set forth in Schedule 3.25, no Litigation or claims (other than routine claims for benefits) are pending or, to the knowledge of OSI or any Stockholder, threatened against, or with respect to, any of the Plans or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party-in-interest thereof.

               (f) Excise Taxes, Damages and Penalties. No act, omission or transaction has occurred which would result in the imposition on OSI of (i) breach of fiduciary duty liability damages under Section 409 of ERISA, (ii) a civil penalty assessed pursuant to subsection (c), (i) or (l) of Section 502 of ERISA or (iii) any excise tax under applicable provisions of the Code with respect to any Plan.

               (g) Welfare Trusts. Any trust funding a Plan, which is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of that section and has received a favorable determination letter from the IRS regarding that exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

               Section 3.26. Taxes. (a) Each of the following representations and warranties in this Section 3.26 is qualified to the extent set forth in
Schedule 3.26.

               (b) All Returns required to be filed with respect to any Tax for which OSI may be liable have been duly and timely filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, each Tax payable by OSI has been timely paid and adequate reserves have been established on the consolidated books of OSI for all Taxes for which OSI is liable, but the payment of which is not yet due. OSI is not, and has never been, liable for any Tax payable by reason of the income or property of a Person other than OSI. OSI has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the assets of OSI except Liens for

Taxes which are not yet due. OSI is not, and has never been, subject to Tax in any jurisdiction outside of the United States. No Litigation with respect to any Tax for which OSI is asserted to be liable is pending or, to the knowledge of OSI or any Stockholder, threatened and no basis which OSI or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against OSI. There are no requests for rulings or determinations in respect of any Taxes pending between OSI and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which OSI is or may be liable has been granted to any Taxing Authority. OSI is not, nor has it been a party to any tax allocation or sharing agreement. All amounts required to be withheld by OSI and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. OSI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

               (c) Neither OSI nor any Stockholder is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code.

               (d) OSI has not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other tax statute and has not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other tax statute apply to any disposition of an asset. OSI has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code. No asset of OSI is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type. No accounting method changes of OSI exist or are proposed or threatened which could give rise to an adjustment under Section 481 of the Code.

               Section 3.27. Government Contracts. OSI is not a party to any governmental contract subject to price redetermination or renegotiation.

               Section 3.28. Absence of Changes. Since the Current Balance Sheet Date, except as set forth in Schedule 3.28, none of the following has occurred with respect to OSI:

               (a) to the knowledge of OSI or any Stockholder any circumstances, conditions, events or state of facts (in the aggregate), which have caused, are causing or will cause a Material Adverse Effect;

               (b) any change in its authorized Capital Stock or in any of its outstanding Capital Stock or options, warrants or rights to acquire its Capital Stock;

               (c) any Restricted Payment, except any declaration or payment of dividends by any Company Subsidiary solely to OSI and except for the exercise of any options or conversion of any debentures on or before the Closing Date;

               (d) any increase in, or any commitment or promise to increase, the rates of cash compensation as of the date hereof, or the amounts or other benefits paid or payable under any Company ERISA Pension Plan or Other Compensation Plan, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders or their family members) at the times and in the amounts consistent with its past practice;

               (e) to the knowledge of OSI or any Stockholder, any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that could have a Material Adverse Effect following Closing;

               (f) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is or in the aggregate are Material to OSI, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices to Persons other than the Stockholders and their family members and Affiliates;

               (g) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to it, including any Indebtedness, obligation or other liability of any Stockholder or any Related Person or Affiliate thereof, provided that it may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

               (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

               (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

               (j) any waivers of any of its rights or claims that in the aggregate are Material to OSI;

               (k) any transaction by it outside the ordinary course of its business or not consistent with its past practices;

               (l) any incurrence by it of any Indebtedness or any Guaranty, or any commitment to incur any Indebtedness or any such Guaranty;

               (m) any investment in the Capital Stock, options, warrants, rights to acquire the Capital Stock or the Indebtedness of any Person other than short-term United States Treasury obligations or short-term certificates of deposit of a commercial bank or trust company;

               (n)  any  capital   expenditure  or  series  of  related  capital
     expenditures by OSI in excess of $25,000, or commitments by OSI to make capital expenditures totaling in excess of $25,000; or

               (o) to the knowledge of OSI or any Stockholder any cancellation or termination of a Material Agreement of OSI.

               Section 3.29. Bank Relations; Powers of Attorney. Schedule 3.29 sets forth:

               (a) the name of each financial institution in which OSI has borrowing or investment arrangements, deposit or checking accounts or safe deposit boxes;

               (b) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto; and

               (c) the name of each Person holding a general or special power of attorney from OSI and a description of the terms of each such power.

               Section 3.30. Current Reports. OSI has received the current SEC filings of T-NDE and the Board of Directors of OSI had ample opportunity to review the contents thereof prior to approving the transactions contemplated hereby.

               Section 3.31. No Brokers. The Stockholders and OSI have not, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

               Section 3.32. Year 2000 Compliance. OSI's computer based systems and software applications are currently fully functional for the year 2000 and beyond or the software codes utilized therein are capable of being converted to provide full functionality for the year 2000 and beyond without Material expense and without unreasonable interruption to or interference with the business operations or administration of OSI. In the event OSI's computer based systems and software are not converted to full functionality prior to January 1, 2000 such fact will not cause a Material Adverse Effect.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF T-NDE

               T-NDE represents and warrants to each Stockholder that all the following representations and warranties in this Article IV are as of the date of this Agreement, true and correct:

               Section 4.01. Organization; Power. T-NDE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under the laws of that State and its Charter Documents to own or lease and to operate its properties presently and following Closing and to carry on its business as now conducted and as proposed to be conducted following Closing.

               Section 4.02. Authorization; Enforceability; Absence of Conflicts; Required Consents. (a) The execution, delivery and performance by T-NDE of this Agreement and each other Transaction Document to which it is a party, and the effectuation of the Acquisition and the other transactions contemplated hereby and thereby, are within its corporate power under its Charter Documents and the applicable Governmental Requirements of the State of Delaware and have been duly authorized by all proceedings, including actions permitted to be taken in lieu of proceedings, required under its Charter Documents and the applicable Governmental Requirements of the State of Delaware.

               (b) This Agreement has been, and each of the other Transaction Documents to which T-NDE is a party, when executed and delivered to the other parties thereto, will have been, duly executed and delivered by it and is, or when so executed and delivered will be, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law), and (iii) any implied covenant of good faith and fair dealing.

               (c) The execution, delivery and performance in accordance with their respective terms by T-NDE of the Transaction Documents to which it is a party have not and will not (i) violate, breach or constitute a default under
(A) the Charter Documents of T-NDE, (B) any Governmental Requirement applicable to T-NDE or (C) any Material Agreement of T-NDE, (ii) result in the acceleration or mandatory prepayment of any Indebtedness or any Guaranty of T-NDE or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require T-NDE to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of T-NDE (or upon any revenues, income or profits of T-NDE therefrom), or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by T-NDE at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under each applicable Environmental Law.

               (d) No Governmental Approvals are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by T-NDE for the execution, delivery or performance by T-NDE of the Transaction Documents to which it is a party, the enforcement against T-NDE of its obligations thereunder or the effectuation of the Acquisition and the other transactions contemplated thereby.

               Section 4.03. Capital Stock of T-NDE. (a) All shares of T-NDE Common Stock distributed under Sections 1.05 or 1.06, when issued, (i) will have been duly authorized and validly issued in accordance with the DGCL and the Charter Documents of T-NDE and (ii) will be fully paid and nonassessable. None of the shares of T-NDE Common Stock distributed pursuant to Sections 1.05 and 1.06, will, when issued, have been issued in breach or violation of any applicable statutory or contractual preemptive rights, or any other rights of any Person of any kind (including any rights of first offer or refusal) or the terms of any then outstanding options, warrants or other rights it has issued to acquire T-NDE Common Stock.

               (b) T-NDE has all requisite corporate power and authority to execute, deliver and perform its obligations under, and has duly and validly authorized, the Warrant Agreement, and it is a valid and binding agreement of T-NDE, enforceable against T-NDE in accordance with its terms, except as enforcement thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether that enforcement is considered in a proceeding in equity or at law), and (iii) any implied covenant of good faith and fair dealing.

               Section 4.04. No Litigation. No Litigation is pending or, to the knowledge of T-NDE, threatened to which T-NDE is or may become a party which (a) questions or involves the validity or enforceability of any obligation of T-NDE under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by T-NDE of the transactions contemplated by this Agreement to be consummated by T-NDE or (ii) damages from T-NDE in connection with any such consummation.

                                    ARTICLE V

                     CONDITIONS TO CLOSING AND CONSUMMATION

               Section 5.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to the satisfaction on or before the Closing Date of each of the following conditions or waiver pursuant to Section 10.04:

               (a) No Litigation. No Litigation shall be pending on the Closing Date to restrain, prohibit or otherwise interfere with, or to obtain material damages or other relief from T-NDE or any Subsidiary of T-NDE in connection with, the consummation of the Acquisition;

               Section 5.02. Conditions to the Obligations of the Stockholders. The obligations of each Stockholder with respect to actions to be taken by it at or before the Closing Date and the actions to be taken on the Closing Date are subject to the satisfaction, or the waiver by each Stockholder pursuant to
Section 10.04 on or before the Closing Date, of all the following conditions:

               (1) Representations and Warranties. All the representations and warranties of T-NDE in Article IV shall be true and correct as of the Closing Date;

               (2) Delivery of Documents and Acquisition Consideration. T-NDE shall have delivered to the Stockholders or the Disbursement Agent as appropriate:

               (A) the Cash Payment as provided for in Section 1.03;

               (B) an executed Promissory Note as provided for in Section 1.04;

               (C) an executed Warrant  Agreement in substantially  the form set forth in Schedule 1.05 and the Stock Warrants pursuant thereto; and

               (D) the delivery of the stock certificates  representing  250,000 shares of T-NDE Common Stock as provided for in Section 1.06.

               (E) the cash in respect to the Payment of Debt as provided for in
                   Section 1.07.

               Section 5.03. Conditions to the Obligations of T-NDE. The obligations of T-NDE with respect to actions to be taken by it at or before the Closing Date are subject to the satisfaction, or the waiver by T-NDE pursuant to
Section 10.04, on or before the Closing Date of all the following conditions:

               (1) Representations and Warranties. All the representations and warranties of the Stockholders and OSI in Articles II and III shall be true and correct as of the Closing;

               (2) Delivery of Documents. The Stockholders and OSI shall have delivered to T-NDE:

                    (A) a Company secretary's certificate, in substantially the form of Schedule 5.03-2 signed by OSI's Secretary, respecting the Charter Documents of OSI, resolutions of the Board of Directors and Stockholders of OSI and the incumbency and signatures of certain officers of OSI;

                    (B) from each Stockholder, a certificate to the effect that no withholding is required under Section 1445 of the Code and in the form of Schedule 5.03-3, with the blanks appropriately filled, duly executed and delivered by that Stockholder;

                    (C) an  opinion  dated  of the  date of this  Agreement  and
          addressed  to  T-NDE  from  Counsel  for  OSI  and  the   Stockholders
          substantially in the form of Schedule 5.03-4;

                    (D) from each officer and director of OSI, if any, a notice of resignation substantially in the form of Schedule 5.03-5;

                    (E) for OSI, a certificate, dated within 15 days prior to the Closing Date, duly issued by the appropriate Governmental Authorities in the State of California and in each other jurisdiction listed for it in Schedule 3.02, showing it to be in good standing and authorized to do business in the State of California and those other jurisdictions;

                    (F) the execution and delivery of employment agreements by James W. Law, Robert Ferrante and Wayne Marcus;

                    (G) an Intellectual Property Assignment duly executed by each individual listed in Schedule 3.20(c), as set forth in the form of Schedule 5.03-6;

                    (H) the stock certificates  representing all OSI Stock, duly
          endorsed  for  transfer,   free  and  clear  of  all  liens,   claims,
          encumbrances, restrictions, legends or other impediments to the complete, full and unfettered transfer of ownership thereof; and

                    (I) an executed form 8023 certifying the Acquisition as a Corporate Qualified Stock Purchase, as defined in the Code.

                                   ARTICLE VI

                      COVENANTS FOLLOWING THE CLOSING DATE

               Section 6.01. Preparation and Filing of Tax Returns. Each party hereto will, and will cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns. In addition, the Stockholders and T-NDE shall make elections under Section 338(h)(10) of the Code on their respective Returns. The parties agree that the tangible assets of OSI are to be valued at their respective book values with the balance of the purchase price being allocated to intangible assets. In the event of a tax audit of OSI for a year preceding the Closing Date, the Stockholders shall be permitted to participate in and defend the tax audit. T-NDE shall not amend any Return filed on behalf of OSI for any period preceding the Closing Date or take any position with respect to a Return reporting the activities of the Company for a period that occurred prior to the Closing Date which would adversely affect the tax liabilities of the Stockholders.

               Section  6.02.   Removal  of  Guaranties.   T-NDE  will  use  its
reasonable best efforts to ensure that, within 90 days after Closing, the Guaranties made by James W. Law, listed in Schedule 6.02 are terminated; provided, however, that if T-NDE is unable to effect the termination of any of those Guaranties or the retirement of any of Indebtedness, T-NDE will indemnify and hold harmless James W. Law from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) that James W. Law may sustain, suffer or incur and that result from or arise out of or relate to that Guaranty or that Indebtedness, as the case may be. T-NDE will notify James W. Law within 90 days after closing of any Guaranties with respect to which he has not been released, and James W. Law may terminate those Guaranties prospectively. T-NDE will take no action to alter, modify, or change the Guaranties without James W. Law's written consent.

               Section  6.03.  Undertakings  by Certain  Stockholders.  (a) Each
Stockholder covenants that the Stockholder will not attempt to transfer (whether by sale, assignment, pledge or otherwise) T-NDE Common Stock issued to the Stockholder pursuant to Section 1.06 unless Stockholder gives written notice to T-NDE of its intention to effect such transfer and such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to T- NDE, addressed to T-NDE, to the effect that the proposed transfer of the securities in question may be effected without registration under the Securities Act. Any such legal opinion must be reasonably satisfactory to T-NDE and must state that it may also be relied upon by any applicable transfer agent. Upon compliance with the terms hereof to the satisfaction of T-NDE, the Stockholder shall be instructed to transfer such securities in accordance with the terms of the notice delivered by the Stockholder to T-NDE. Each certificate evidencing the shares of T-NDE Common Stock so transferred shall bear an appropriate restrictive legend reasonably deemed appropriate by T-NDE. The Stockholder will, prior to any transfer (unless such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities Act), cause any transferee of the shares of T-NDE Common Stock, to enter into an agreement with T-NDE that the transferee will take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.03. Without limiting the generality of any provision hereof, the provisions of this Section shall be binding on successive transferees where appropriate to ensure compliance with applicable securities laws. T-NDE shall have no obligation to effect any transfer on its books and records (and no such attempted transfer shall be effective) unless such transfer is made in accordance with the terms of this Section 6.03. T-NDE may issue stop transfer instructions to any transfer agent for the T-NDE Common Stock in order to implement any restriction on transfer contemplated by this Section 6.03. T-NDE Common Stock shall contain the following legend, which legend may be removed upon two years following the date of its transfer from T-NDE or any Affiliate thereof:

          "THE ISSUANCE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE

          SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE ISSUER STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS."

               (b) the provisions contained in Section 6.03(a) shall also be applicable to the T-NDE Common Stock issued pursuant to the exercise of Stock Warrants under Section 1.05 and the Warrant Agreement, except to the extent that the provisions of Section 6.03(a) conflict with Section 1.05 or the Warrant Agreement.

               Section 6.04. Intellectual Property Rights. Each Stockholder covenants that it shall (i) execute and deliver any and all applications, assignments, documents, and other instruments that T-NDE shall deem necessary to protect the right, title and interest of OSI in or to Intellectual Property;
(ii) reasonably cooperate and assist in providing information for making and completing regulatory and other filings; (iii) reasonably cooperate and assist in providing information for or participating in any action, threatened action, or considered action relating to the Intellectual Property; and (iv) take any and all other actions as T-NDE may otherwise require with respect to the Intellectual Property.


                                   ARTICLE VII

                                 INDEMNIFICATION

               Section 7.01. Survival of Representations and Warranties. All the provisions of this Agreement will survive the Closing, provided that the representations and warranties set forth in Articles II, III and IV and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire on the second anniversary of the Closing Date, except as follows: (a) the representations and warranties of the Stockholders which relate expressly or by necessary implication to Taxes, ERISA or other employment or labor matters will survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling); (b) the representations and warranties of the Stockholders which relate expressly or by necessary implication to the environment or Environmental Laws will survive for a period of five years from the Closing Date; (c) the representations and warranties of the Stockholders set forth in Sections 2.01 and 2.02 will survive forever; (d) the representations and warranties of T-NDE in Section 4.03, will survive forever, and the representations and warranties of OSI in Article III will expire as when the representations and warranties of the Stockholders to the same effect expire. After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article VII on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VII to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that: (A) the amount of that claim, if against any Stockholder, shall be taken into account in determining whether the aggregate amount of all claims against OSI or that Stockholder has exceeded the Threshold Amount or that Stockholder's share of the Threshold Amount (as measured pro rata according to each Stockholder's respective percentage ownership of OSI Capital Stock as indicated by Schedule 2.01 to this Agreement) for purposes of Section 7.06; and (B) in the case of each representation and warranty that will terminate and expire as provided in this Section 7.01, no claim presented in writing for indemnification pursuant to this Article VII on the basis of that representation and warranty prior to its termination and expiration will be affected in any way by that termination and expiration.

               Section 7.02. Indemnification of T-NDE Indemnified Parties. (a) Subject to the applicable provisions of Sections 7.01 and 7.06, each Stockholder covenants and agrees that such Stockholder, jointly and severally, will indemnify each T-NDE Indemnified Party against, and hold each T-NDE Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate to or otherwise are attributable to (i) any breach of the representations and warranties of the Stockholders and/or OSI set forth herein (other than in Article II) or in certificates delivered in connection herewith (other than in respect of certificates relating only to the representations and warranties in Article II), or (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or OSI under this Agreement.

               (b) Subject to the applicable provisions of Sections 7.01 and 7.06, the Stockholders additionally covenant and agree that they, jointly and severally, will indemnify each T-NDE Indemnified Party against, and hold each T-NDE Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate to or otherwise are attributable to (i) all Litigation as described on Sections 3.12 and 3.24; (ii) all Taxes due or required to be withheld by OSI described on Section 3.26; (iii) any amount exceeding $40,000 which is due and owing to Sprint Corporation or any of its Affiliates; and (iv) all accruals for service warranty obligations of OSI. Notwithstanding any other provisions contained in this Agreement, all T-NDE Indemnified Losses arising under this Section 7.02(b) shall be indemnified whether or not such losses are based upon facts or conditions which are known or unknown by OSI or the Stockholders, and whether or not such facts or conditions are listed in the respective Schedules to this Agreement.


               (c) Each Stockholder, severally and not jointly with any other Person, covenants and agrees that it will indemnify each T-NDE Indemnified Party against, and hold each T-NDE Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of that Stockholder solely as to that Stockholder set forth in Article II or in certificates delivered by that Stockholder and relating to those representations and warranties or (ii) any nonfulfillment of any several agreement on the part of that Stockholder in this Agreement.

               Section 7.03. Indemnification of Stockholder Indemnified Parties. T-NDE covenants and agrees that it will indemnify each Stockholder Indemnified Party against, and hold each Stockholder Indemnified Party harmless from and in respect of, all Damage Claims that arise from, are based on or relate or otherwise are attributable to (a) any breach by T-NDE of its representations and warranties set forth herein or in its certificates, if any, delivered to OSI or the Stockholders in connection herewith or (b) any nonfulfillment of any covenant or agreement on the part of T-NDE in this Agreement.

               Section 7.04. Conditions of Indemnification. (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 7.04.

               (b) A party  claiming  indemnification  under this  Agreement (an
"Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 7.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

               (c) If the  Indemnifying  Party does not  dispute  its  potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 7.04(c), and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other

Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 7.04(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

               (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article VII, (B) elects not to defend the Indemnified Party pursuant to Section 7.04(c), or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 7.04(c) or (ii) elects to defend the Indemnified Party pursuant to Section 7.04(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the
Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VII and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 7.04 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such Litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 7.04(d), and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

               (e) In the  event  any  Indemnified  Party  should  have a  claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice, that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim, as provided above, that dispute shall be resolved by proceedings in accordance with Section 10.13 if the parties do not reach a settlement of that dispute within 30 days after notice of that dispute is given.

               Section 7.05. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to any other party, either at law or in equity.

               Section 7.06. Limitations on Indemnification. (a) Notwithstanding the provisions of Sections 7.02(a) and (b), none of the Stockholders shall be required to indemnify or hold harmless any of the T-NDE Indemnified Parties on account of any T-NDE Indemnified Loss under Sections 7.02(a) and (b) unless the liability of the Stockholders in respect of that T-NDE Indemnified Loss, when aggregated with the liability of the Stockholders in respect of all T-NDE Indemnified Losses under Sections 7.02(a) and (b), exceeds, and only to the extent the aggregate amount of all those T-NDE Indemnified Losses does exceed, the Threshold Amount. T-NDE Indemnified Party recourse for the recovery of T-NDE Indemnified Losses shall be limited to the remaining balance on the Promissory Note at the time that the T-NDE Indemnified Party sends the Third Party Claim or Indemnity Notice. For purposes of determining the amount of T-NDE Indemnified Losses, no effect will be given to any resulting Tax benefit to any T-NDE Indemnified Party.

               (b) Notwithstanding any provisions in this Agreement, the parties agree that neither T-NDE nor the Stockholders shall make any claims for indemnification against OSI for the breach of any representations and warranties contained herein, and OSI shall in no circumstance become an Indemnifying Party under this Agreement.

               Section 7.07. Satisfaction of Indemnity. (a) Subject to the provisions of 7.07(b), to secure the indemnification provided for in this
Article VII, T-NDE shall have the right to offset the amount of the indemnification obligation of an Indemnifying Party under said indemnification provisions against the amounts due and payable by T-NDE under the Promissory Note. All offsets made under the Promissory Note shall be made from installments next coming due in the direct order of their due dates (whether or not due). In the event that T-NDE becomes entitled to make an offset, it may do so only after the T-NDE Indemnified Party notifies Indemnifying Party of a claim for indemnification in accordance with the applicable provisions of this Article
VII. The Promissory Note shall contain a reference to Buyer's right of offset in accordance with the provisions of this Agreement. In the event that T-NDE elects to offset against any payment due under the Promissory Note, T-NDE shall send written notice to the Disbursement Agent stating that T-NDE is exercising such right of offset, such notice to be sent at the same time as the Indemnity Notice, and shall be accompanied by a acknowledgment signed by the T-NDE Indemnified Party to the effect that such offset by T-NDE will satisfy, to the extent of the amount offset the indemnification obligation to such T-NDE Indemnified Party. Exercise of the right of offset pursuant to this Section 7.07 shall not affect or diminish the right of the T-NDE Indemnified Party to receive from the Indemnifying Party when due any indemnifiable amount to which the Indemnified Party becomes entitled pursuant to the provisions of this Article which is in excess of the amount offset.

               (b) T-NDE shall be permitted to offset against the Promissory Note, under the terms of Section 7.07(a), all Indemnified Losses that have been paid by T-NDE ("Liquidated Losses") prior to the next occurring installment due date under the Promissory Note. T-NDE shall further be permitted to offset amounts for claims giving rise to potential Indemnified Losses that have been asserted against T-NDE prior to the next occurring installment due date under the Promissory Note ("Potential Losses"); provided, however, that T-NDE shall be permitted to make offsets for Potential Losses only to the extent of the amount (if any) by which the aggregate of Potential Losses exceeds the amount remaining payable on the Promissory Note. The amount of Potential Losses shall be determined by T-NDE in good faith.

                                  ARTICLE VIII

                         COMPETITION AND CONFIDENTIALITY

               Section 8.01. Prohibited Activities. The parties acknowledge that the provisions in this Article VIII are essential to protect the Business of OSI. Further, each Stockholder has the means to support itself and its dependents other than by engaging in the Business in contravention of this
Article VIII, and this Article VIII will not impair the Stockholder's ability to provide that support.

               The parties further acknowledge that the business of OSI is by its nature a nation-wide business and that OSI's services can be accessed anywhere in North America by means of a telephone call. In addition, OSI's business and services do not require that OSI maintain a physical location close to its customers. The nature of the Stockholders' relationships with OSI have brought them into close contact with many confidential affairs of OSI not readily available to the public, and plans for future developments of OSI. Accordingly, each Stockholder agrees that, in consideration of this Agreement and the Acquisition Consideration and other benefits provided for herein, each Stockholder is subject to the following restrictive covenants:

               (a) Non-Compete. Each Stockholder agrees, severally and not jointly with any other Person, that it will not, during the period beginning on the date hereof and ending on the third anniversary of the Closing Date, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

               (i) own, finance, control, or participate in the ownership or control of, or become a principal, agent, or other representative of any Person engaged in a business competitive with T-NDE, OSI, or their Affiliates;

               (ii) accept employment with a Person that is engaged in a business competitive with T-NDE, OSI, or any of their Affiliates;

               (iii) permit its name to be used by or in connection with a business competitive with T-NDE, OSI, or any of their Affiliates;

               (iv) solicit, divert, recruit or employ any employee of T-NDE, OSI, or their Affiliates, or induce any employee thereof to terminate his or her employment with T-NDE, OSI, or any of their Affiliates;

               (v) call on, solicit, perform services for any Person that is or has been a customer of OSI or an Affiliate thereof or any prospective customer that had received or, to the knowledge of the Stockholder, was about to receive a business proposal therefrom, for the purpose of soliciting or selling any product or service in competition with T-NDE, OSI, or any of their Affiliates.

               (vi) advise or suggest to any Person that such Person curtail, cancel or withdraw its business from OSI or an Affiliate; or

               (vii) call on any Entity which has been called on by T-NDE or OSI in connection with a possible acquisition by T-NDE or OSI, with the knowledge of that Entity's status as such an acquisition candidate, for the purpose of acquiring that Entity or arranging the acquisition of that Entity by any Person other than T-NDE or OSI.

               (b) Confidentiality.

               (i) Each Stockholder acknowledges that: (A) the nature of the Stockholders' relationships with OSI have brought them into close contact with many confidential affairs of OSI not readily available to the public, and plans for future developments of OSI; (B) OSI and its Affiliates have a legitimate business interest in the protection of Confidential Information; and (C) Confidential Information is a valuable asset worthy of and subject to protection by OSI and its Affiliates.

               (ii) Accordingly, each Stockholder covenants that (A) Stockholder will hold such Confidential Information in the strictest of confidence and will not disclose to any Person any Confidential Information for any reason or purpose whatsoever; and (B) Stockholder will not use any Confidential Information for any reason or purpose whatsoever.

               (c) Permitted Activities. Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 5% of the outstanding capital stock of a competing Entity if that class of capital stock is listed on a national stock exchange or included in the Nasdaq National Market. Further, Stockholders shall be permitted to seek and obtain employment utilizing their general skills provided that such employment does not fall within the specific provisions of this Section 8.01. In the event a Stockholder obtains employment without violation of the terms of this Section 8.01, Stockholder shall inform any new employers of Stockholder's obligations hereunder.

               Section 8.02. Damages. Because of the difficulty of measuring economic losses to T-NDE as a result of any breach by a Stockholder of his covenants in Section 8.01, and because of the immediate and irreparable damage that could be caused to T-NDE for which it would have no other adequate remedy, each Stockholder agrees that T-NDE may enforce the provisions of Section 8.01 by injunctions and restraining orders against that Stockholder if he breaches any of those provisions. Monetary Damages against a Stockholder for breach of the provisions of this Article VIII shall be limited to that Stockholders pro rata share of the unpaid balance of the Promissory Note.

               Section 8.03. Reasonable Restraint. The parties hereto each agree that Sections 8.01 and 8.02 impose a reasonable restraint on the Stockholders in light of the activities and business of T-NDE on the date hereof, the current business plans of T-NDE and the investment, if any, by each Stockholder in T-NDE as a result of the Acquisition.

               Section 8.04.  Severability;  Reformation.  The covenants in this
Article VIII are severable and separate, and the unenforceability of any specific covenant in this Article VIII is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article VIII. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Section 8.01 are unreasonable as applied to any Stockholder, the parties hereto, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Stockholder and any other Stockholder similarly situated.

               Section  8.05.  Independent  Covenant.  All the covenants in this
Article VIII are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against T-NDE, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by T-NDE of any covenant in this Article VIII. It is specifically agreed that the period specified in Section 8.01 shall be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 8.01. The covenants contained in this Article VIII shall not be affected by any breach of any other provision hereof by any party hereto.

               Section 8.06. Materiality. OSI and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article VIII is a material and substantial part of the transactions contemplated hereby.

               Section 8.07. Potentially Competitive Activities. In the event a Stockholder desires to undertake an activity prior to the third anniversary of the Closing Date which may or may not violate the terms of this Article, that Stockholder may provide written notice to T-NDE outlining the nature of such activity to T-NDE. If T-NDE believes that the activity described in the notice would violate the terms of this Article, T-NDE shall so notify that Stockholder within ten (10) days after receipt of that Stockholder's notice. The failure to so notify that Stockholder shall result in a waiver of T-NDE's right to enforce the provisions of this Article against that Stockholder with respect to the activity described in the notice. If T-NDE does notify that Stockholder within ten (10) days after receipt of that Stockholder's notice, T-NDE shall set forth the reasons it believes the proposed activity will violate the terms of this Article. Within ten (10) days after receipt of T-NDE's written response, that

Stockholder may provide a written rebuttal specifically addressing T-NDE's objections and that Stockholder's intent to proceed with the activity. If that Stockholder provides a written rebuttal within ten (10) days after receipt of T-NDE's written response, T-NDE shall then have ten (10) days from receipt of that Stockholder's written rebuttal to commence arbitration to determine whether the proposed activity violates this Article. The failure to commence arbitration within ten (10) days after receipt of that Stockholder's written rebuttal shall result in a waiver of T-NDE's right to enforce the provisions of this Article against that Stockholder described in the Stockholder's notice.

                                   ARTICLE IX

                     DEFINITIONS AND DEFINITIONAL PROVISIONS

               Section 9.01. Defined Terms. As used in this Agreement, the following terms have the meanings assigned to them below:

               "Acquisition" means the transaction comprising the transfer of Shares from the Stockholders to T-NDE.

               "Acquisition   Agreements"  means  this  Agreement,  the  Warrant
     Agreement, and the Promissory Note.

               "Acquisition Consideration" means any of the Cash Payment, the Promissory Note principal and interest payments, the Stock Warrants, and the T-NDE Capital Stock.

               "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person.

               "Business" means the activities of providing maintenance management services for customers throughout the United States, including the maintenance of a call center, the maintenance of a proprietary software program to manage the business; knowledge of vendors which provide maintenance and repair services; obtaining knowledge about the customers and their property, both real and personal; pricing maintenance services from outside vendors; and any goodwill associated therewith.

               "Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

               "Cash Payment" means the Cash Payment as defined in Section 1.03.

               "CERCLA"   means  the   Comprehensive   Environmental   Response,
     Compensation, and Liability Act of 1980.

               "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws or limited liability company agreement or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

               "Code" means the Internal Revenue Code of 1986.

               "Confidential Information" means any of the following that relates to or is used or useful to OSI or its Affiliates: (i) information such as customer lists of OSI or its Affiliates, software or source code, pricing structures and policies, among other business documents, data, and information; and (ii) all conceptions and ideas for inventions, improvements or valuable discoveries, whether or not patentable, all trade secrets, all works of authorship (including illustrations, writings, computer programs and software) and all other business or technical information. Confidential Information does not include information or items which are, as of the date Stockholder received the information, generally available to and generally known by the public, or through no fault of any Stockholder, hereafter becomes generally available to and generally known by the public.

               "Controlling Affiliate" means an Affiliate possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

               "Current Balance Sheet" means the unaudited consolidated balance sheet of OSI at June 30, 1998.

               "Current Balance Sheet Date" means June 30, 1998.

               "Damage" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees of and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person; provided, that if any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Third Party Claim and for which the Indemnified Party seeks indemnification pursuant to Section 7.04(e), the amount of Damages attributable to that claim will not include any amount representing consequential, exemplary, punitive or treble damage.

               "Damage Claim" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against the specified Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

               "DGCL" means the Delaware General Corporation Law.

               "Employee Policies and Procedures" means at any time all employee manuals and all material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, OSI or any Company Subsidiary.

               "Employment Agreement" means at any time any (a) agreement to which OSI or any of its Affiliates is a party which then relates to the direct or indirect employment or engagement, or arises from the past employment or engagement, of any natural person by OSI or any Company Subsidiary, whether as an employee, a nonemployee officer or director, a consultant or other independent contractor, a sales representative or a distributor of any kind, including any employee leasing or service agreement and any noncompetition agreement, or (b) agreement between OSI or any Company Subsidiary and any Person which arises from the sale of a business by that Person to OSI or any Company Subsidiary and limits that Person's competition with OSI or any Company Subsidiary. For the purposes of this definition, "Employment Agreement" shall not include any agreement between OSI and any natural person creating at will employment or employment which can be terminated by OSI upon not more than thirty (30) days notice without cause.

               "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

               "Environmental Laws" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material,
     polychlorinated       biphenyls,       chlorofluorocarbons       (including
     chlorofluorocarbon-12) or hydrochloro-fluorocarbons).

               "ERISA"  means the  Employee  Retirement  Income  Security Act of
     1974.

               "ERISA Affiliate" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

               "ERISA Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and includes any ERISA Pension Benefit Plan.

               "ERISA Group" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in Section 4001(a)(14) of ERISA.

               "ERISA Pension Benefit Plan" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

               "Exchange Act" means the Securities Exchange Act of 1934.

               "Financial Statements" means (a) the balance sheets of OSI as of December 31, 1997 and December 31, 1996 and the related statements of operations and retained earnings for each of OSI's fiscal years in the two-year period ended December 31, 1997 and (b) the balance sheets and the related statements of operations and retained earnings for the first quarter of 1998 and the months of April and May 1998.

               "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time which have been concurred in by Ernst & Young, LLP and have been or are applied on a basis consistent (except for changes concurred in by Ernst & Young, LLP with the most recent Financial Statements delivered to T-NDE prior to the Closing.

               "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

               "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

               "Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any

     Governmental Authority in effect, and as then may be interpreted by applicable Governmental Authorities, at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

               "Guaranty" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the
     "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

               "Indebtedness" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

               "Intellectual Property" means anything that is, has been, or is capable of being patented, protected as a trade secret, protected by copyright law, or protected by or under any other U.S. or foreign laws or statutes relating to intellectual or industrial property rights. Without limiting the foregoing, Intellectual Property may take the form of inventions, discoveries, ideas, improvements, schematics, diagrams, know-how, information, data, plans, designs, methods, processes, hardware, or software.

               "Intellectual Property Rights" means any rights whatsoever in Intellectual Property and all rights of action accrued and to accrue under and by virtue of the Intellectual Property, including the right to sue and recover for past infringement thereof.

               "IRS" means the Internal Revenue Service.

               "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in the applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to that asset.

               "Litigation"   means  any  action,   case,   proceeding,   claim,
     grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

               "Material" means, as applied to any Entity or OSI, material to the business, operations, property or assets, liabilities, financial condition or results of operations of that Entity and its Subsidiaries considered as a whole or OSI, as the case may be. No liability, claim, loss, or other amount owing which is less than $25,000 shall be considered Material.

               "Material Adverse Effect" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) to OSI, that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Damages in excess of the Threshold Amount.

               "Material Agreement" of any Entity means any contract or agreement (a) to which that Entity or any of its Subsidiaries is a party, or by which that Entity or any of its Subsidiaries is bound or to which any property or assets of that Entity or any of its Subsidiaries is subject and
     (b) which is Material to that Entity. No agreement that can be terminated upon thirty (30) days notice without penalty shall be considered a Material Agreement.

               "Multiemployer  Plan" means a "multiemployer"  plan as defined in
     Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

               "Original Issue Date" means, with respect to any Warrant issued in the Acquisition, the Closing Date.

               "Other  Compensation  Plan" means any  compensation  arrangement, plan, policy, practice or program established, maintained or sponsored by OSI or any Company Subsidiary, or to which OSI or any Company Subsidiary contributes, on behalf of any of its employees, nonemployee directors or officers or other natural persons performing consulting or other independent contractor services for OSI or any Company Subsidiary, (a) including all such arrangements, plans, policies, practices or programs providing for severance pay, deferred compensation, incentive, bonus or performance awards or the actual or phantom ownership of any Capital Stock or options, warrants or rights to acquire Capital Stock of OSI or any Company Subsidiary, but (b) excluding all Company ERISA Pension Plans and Employment Agreements.

               "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom):
     (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with worker's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties which do not materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any capital lease disclosed in Schedule 3.19 or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Schedule 3.18 or 3.19 so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

               "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

               "Prohibited Transaction" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
     Section 4975 of the Code or Section 408 of ERISA.

               "Promissory  Note"  means  Promissory  Note as defined in Section
     1.04.

               "Related Party Agreement" means any contract or other agreement, written or oral, (a) to which OSI or any Company Subsidiary is a party or is bound or by which any property of OSI or any Company Subsidiary is bound or may be subject and (b) (i) to which any Stockholder or any of that Stockholder's Related Persons or Affiliates also is a party, or (ii) of which any Stockholder or any of that Stockholder's Related Persons or Affiliates is a beneficiary.

               "Related Person" of a Stockholder means: (a) if that Stockholder is a natural person, (i) any family member of that Stockholder, (ii) any estate of that Stockholder or any family member of that Stockholder, (iii) the trustee of any trust of which all the beneficiaries are Related Persons of that Stockholder and (iv) any Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder; and (b) if that Stockholder is an Entity, estate or trust, (i) any Person who owns an equity interest in that Stockholder on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of that Stockholder or (iii) any other Entity the entire equity interest in which is owned by any one or more of that Stockholder and Related Persons of that Stockholder.

               "Reportable Event" means, with respect to any Company ERISA Pension Plan, (a) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the Pension Benefit Guaranty Corporation is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan, (b) any event requiring OSI or any ERISA Affiliate to provide security to that plan under Section 401(a)(29) of the Code or (c) any failure to make a payment required by Section 412(m) of the Code with respect to that plan.

               "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

               "RCRA" means the Resource Conservation and Recovery Act of 1976.

               "Restricted Payment" means, with respect to any Entity at any time, any of the following effected by that Entity: (a) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Capital Stock of that Entity or any Affiliate of that Entity or (b) any direct or indirect redemption, retirement, purchase or other acquisition for value of, or any direct or indirect purchase, payment or sinking fund or similar deposit for the redemption, retirement, purchase or other acquisition for value of, or to obtain the surrender of, any then outstanding Capital Stock of that Entity or any Affiliate of that Entity or any then outstanding warrants, options or other rights to acquire or subscribe for or purchase unissued or treasury Capital Stock of that Entity or any Affiliate of that Entity.

               "Restricted Person" means at any time: (a) each Stockholder named as an Affiliate of OSI in Schedule 3.06; and (b) each other Person who, pursuant to Securities Act Rule 144(a)(2), would be treated together at that time with any Stockholder named as an Affiliate of OSI in Schedule
     3.06 as a single "person" for purposes of determining the compliance of that "person" with Securities Act Rule 144(e).

               "Returns" of any Person means the returns, reports or statements (including any Information returns) any Governmental Requirement requires to be filed by that Person for purposes of any Tax.

               "Section 338(h)(10) Purchase" means a transaction as a result of which the Acquisition is effected by means of a Stock Purchase and in connection with which T-NDE or any of its Affiliates makes an election under Section 338(h)(10) of the Code with respect to its purchase of OSI Capital Stock.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933.

               "Stockholder Indemnified Loss" means each Damage Claim described in Section 7.03.

               "Stockholder Indemnified Party" means (a) each Stockholder and each of that Stockholder's Affiliates (other than OSI or, following the Closing Date, T-NDE or any of its Subsidiaries, if the Stockholder is an Affiliate of T-NDE), agents and counsel and (b) prior to the Closing Date, OSI and each of its officers, directors, employees, agents and counsel who are not Stockholder Indemnified Parties within the meaning of clause (a) of this definition.

               "Stock Warrants" means the Stock Warrants as defined in Section 1.05.

               "Subsidiary" of any specified Person at any time, means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

               "T-NDE  Common  Stock"  means  T-NDE  Common  Stock as defined in
     Section 1.07.

               "T-NDE  Indemnified  Loss" means each Damage  Claim  described in
     Section 7.02.

               "T-NDE Indemnified Party" means T-NDE and its Affiliates, including, after the Closing, OSI, and each of their respective officers, directors, employees, agents and counsel; provided, however, that no Person who indemnifies T-NDE Indemnified Parties in this Agreement in his capacity as a Stockholder will be a T-NDE Indemnified Party for purposes of this Agreement.

               "Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

               "Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

               "Termination Event" means, with respect to any Company ERISA Pension Plan, (a) any Reportable Event with respect to that plan which is likely to result in the termination of that plan, (b) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA or (c) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

               "Threshold Amount" means $50,000.

               "Transaction Document" means the Acquisition Agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement including those specified or referred to in
     Article I and V to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

               "Welfare Plan" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

               Section 9.02. Other Defined Terms. Words and terms used in this Agreement which are defined elsewhere in this Agreement are used herein as therein defined.

               Section 9.03. Other Definitional Provisions. (a) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein, including the Code, CERCLA, ERISA, the Exchange Act, RCRA and the Securities Act, shall be deemed references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

               (b) When used in this Agreement, the words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Paragraph," "Section," "Annex," "Addendum," "Schedule" and "Exhibit" refer to Articles, Paragraphs and Sections of, and Annexes, Addenda, Schedules and Exhibits to, this Agreement unless otherwise specified.

               (c) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

               (d) The word "including" (and, with correlative meaning, the word "include") means including, without limiting the generality of any description preceding such word, and the words "shall" and "will" are used interchangeably and have the same meaning.

               Section 9.04. Captions. Captions to Articles, Paragraphs, Sections and subsections of, and Annexes, Addenda, Schedules and Exhibits to, this Agreement or any other Transaction Document are included for convenience of reference only, and such captions shall not constitute a part of this Agreement or any other Transaction Document for any other purpose or in any way affect the meaning or construction of any provision of this Agreement or any other Transaction Document.

                                    ARTICLE X

                               GENERAL PROVISIONS

               Section 10.01. Brokers and Agents. The Stockholders jointly and severally represent and warrant to T-NDE that neither OSI nor any Stockholder has directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article VII, to indemnify T-NDE against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by OSI or such Stockholder.

               Section 10.02. Assignment; No Third Party Beneficiaries. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of T-NDE, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 10.11 or Article VII or as otherwise provided expressly herein or therein.

               Section 10.03. Entire Agreement; Amendment; Waivers. This Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, OSI and T-NDE and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Disbursement Agent on behalf of the Stockholders, or by the Stockholders entitled to receive at least 80% of the total Acquisition Consideration, OSI and T-NDE; provided, however, that, in the event the Stockholders execute the amendment individually (rather than the Disbursement Agent), no such amendment, modification, supplement or waiver will be effective unless it is signed by each Stockholder affected thereby to the extent that it (a) changes the several nature of that Stockholder's representations and warranties (to the extent they are not already joint and several as provided in Article III and Section 10.01),
(b) reduces the amount, or changes the components, of the Acquisition Consideration that Stockholder is entitled to receive pursuant to Section 1.4, or (c) amends or waives this sentence. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

               Section 10.04. Expenses. Whether or not the transactions contemplated hereby are consummated, (a) T-NDE will pay the fees, expenses and disbursements of T-NDE and its Subsidiaries and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by T-NDE under this Agreement, (b) OSI will pay from OSI funds in the ordinary course of business, all reasonable fees, expenses and disbursements of counsel for OSI incurred in connection with the subject matter of this Agreement, and (c) the Stockholders will pay from personal funds, and not from funds of OSI, all sales, use, transfer and other similar taxes and fees incurred in connection with the transactions contemplated hereby including the fees, expenses and disbursements of counsel for the Stockholders incurred in connection with the subject matter of this Agreement. The Stockholders will file all necessary documentation and Returns with respect to all sales, use, transfer and other similar taxes and fees they are required by this Section 10.04 to pay. In addition, each Stockholder acknowledges that he, and not OSI or T-NDE or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to that Stockholder pursuant to the transactions contemplated by this Agreement.

               Section 10.05. Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received
(a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or
(b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

               (i) if to T-NDE or any of its Subsidiaries, addressed to it at:

                           Tanknology-NDE International, Inc.
                           8900 Shoal Creek Boulevard
                           Building 200
                           Austin, Texas 78757
                           Attn.:   President
                           with a copy to:

                           Tanknology-NDE International, Inc.
                           712 Main Street, Suite 1700
                           Houston, Texas 77002
                           Attn.:   Jay Allen Chaffee, Chairman
                           Fax No.: 713-599-0200

; and

               (ii) if to any of the Stockholders, addressed to:

                           Outbound Services, Inc.
                           23521 Paseo de Valencia, Suite 304
                           Laguna Hills, California 92653
                           Attn.:   James W. Law, President
                           Fax No.:  949-597-3154

               Section 10.06. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas without regard to the conflicts of law provisions thereof.

               Section 10.07. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

               Section 10.08. Time. Time is of the essence in the performance of this Agreement in all respects.

               Section 10.09. Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

               Section 10.10. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

               Section 10.11.  Release.  Subject to the limitations set forth in the last sentence in this Section 10.11, each Stockholder hereby unconditionally and irrevocably releases and forever discharges, effective as of and forever after the Closing Date, to the fullest extent permitted by Texas, all past, present and future T-NDE Indemnified Parties (including, after the Closing Date, OSI which will be a Subsidiary of T-NDE immediately after the Closing Date), and the officers, directors, employees, agents, and counsel of OSI (the "Released Party") from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "Pre-Acquisition Claims") against OSI and OSI Subsidiaries, if any, and the officers, directors, employees, agents, and counsel of OSI or any of them that arises out of or is based on any agreement or understanding or act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Closing Date (whether based at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "Pre-Acquisition Matters"), including: (a) claims by the Stockholder with respect to repayment of loans or indebtedness; (b) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Stockholder is a party; and (c) claims by the Stockholder with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the
Stockholder's employment with OSI, the cessation of that employment, the Stockholder's status as an officer, director or stockholder of OSI or otherwise (but excluding any and all claims in respect of (i) accrued and unpaid amounts owing to the Stockholder pursuant to each Employment Agreement disclosed in
Schedule 3.24 to which the Stockholder is a party, (ii) accrued and unpaid cash compensation owing to the Stockholder in the normal and ordinary course of business and consistent with past practices, (iii) benefits accrued under each Company ERISA Benefit Plan or Other Compensation Plan, the existence of which has been disclosed in Schedule 3.25, and (iv) amounts or other obligations owing to the Stockholder, directly or indirectly, pursuant to each Retained Related Party Agreement, if any, which is disclosed in Schedule 3.11 and to which the Stockholder, directly or indirectly, is a party). The Stockholder further agrees not to file or bring any Litigation before any Governmental Authority on the basis of or respecting any Pre-Acquisition Claim concerning any Pre-Acquisition Matter against any Related Party. Each Stockholder (a) acknowledges that he or she fully comprehends and understands all the terms of this Section 10.12 and their legal effects and (b) expressly represents and warrants that (i) he or she is competent to effect the release made in this Section 10.12 knowingly and voluntarily and without reliance on any statement or representation of any Released Party or its Representatives and (ii) he or she had the opportunity to consult with an attorney of his or her choice regarding this Section 10.12. This
Section 10.12 shall not affect the rights of the Stockholders under this Agreement or any other Transaction Document.

               Section 10.12. Arbitration. Any and all controversies or claims arising out of or relating to this Agreement, or the breach thereof shall be settled by binding arbitration held in Travis County, Texas administered by the American Arbitration Association ("AAA") and shall be conducted under the AAA's then-effective commercial arbitration rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that a controversy or claim otherwise subject to arbitration hereunder may initially be heard by any court of competent jurisdiction to the extent, and only to the extent, that initial submission of the matter to a court is necessary for a party to seek emergency injunctive relief, and provided, further, however, that the matter initially submitted to a court shall be rendered by the court to arbitration pursuant to this section as soon as the matter as to which such emergency injunctive relief was sought has been heard by the court. The direct expense of any arbitration proceeding hereunder shall be borne by the non-prevailing party.

               Section 10.13. Counterpart Execution; Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. A facsimile copy of any party's signature on this Agreement shall be enforceable against such party as an original.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                         TANKNOLOGY-NDE INTERNATIONAL, INC.


                                         By:      //JAY ALLEN CHAFFEE//
                                         Title:   Chairman


                                         OUTBOUND SERVICES, INC.


                                         By:      //JAMES W. LAW//
                                         Title:   CEO, President


                                         SELLERS:

                                             //JAMES W. LAW//
                                         -------------------------------
                                         James W. Law


                                             //ROBERT S. FERRANTE//
                                         -------------------------------
                                         Robert S. Ferrante


                                             //CARLOS K. MCAFEE//
                                         -------------------------------
                                         Carlos K. McAfee


                                             //DEKE MARCUS//
                                         -------------------------------
                                         Deke Marcus


                                             //GENE ROSS HIRS//
                                         -------------------------------
                                         Gene Ross Hirs


                                            //GENE HIRS//
                                         -------------------------------
                                         Gene Hirs

                                             //WAYNE MARCUS//
                                         -------------------------------
                                         Wayne Marcus


                                             //JOHN FERRANTE//
                                         -------------------------------
                                         John Ferrante


                                             //CATHY MAHONEY//
                                         -------------------------------
                                         Cathy Mahoney


                                             //DEBRA BARRY BISHOP//
                                         -------------------------------
                                         Debra Barry Bishop


                                             //DAVID B. MILLER//
                                         -------------------------------
                                         David B. Miller


                                             //MELINDA HATFIELD//
                                         -------------------------------
                                         Melinda Hatfield


                                             //SEMONE HIRS//
                                         -------------------------------
                                         Semone Hirs


                                            //GARY HIRS//
                                         -------------------------------
                                         Gary Hirs